Exhibit 99.26(r)

Securian Life Insurance Company

Power of Attorney

To Sign Registration Statements

WHEREAS, Securian Life Insurance Company (“Securian Life”) has established a separate account to fund certain variable life insurance contracts; and

WHEREAS, Securian Life Variable Universal Life Account (“Variable Universal Life Account”) (333-132009) is a separate account of Securian Life which has been established for the purpose of issuing group variable universal life insurance policies on a variable basis and which is to be registered as a unit investment trust under the Investment Company Act of 1940 offering group variable universal life insurance policies to be registered under the Securities Act of 1933.

NOW THEREFORE, We, the undersigned Directors and Officers of Securian Life, do hereby appoint Gary R. Christensen, as attorney in fact for the purpose of signing in his name and on his behalf as Director of Securian Life and filing with the Securities and Exchange Commission Registration Statements, or any amendment thereto, for the purpose of:  a) registering policies of the Variable Universal Life Account for sale by that entity and Securian Life under the Securities Act of 1933; and b) registering the Variable Universal Life Account as a unit investment trust under the Investment Company Act of 1940.

Signature	Title	Date

/s/ Christopher M. Hilger	President and Chief Executive Officer	February 8, 2016
Christopher M. Hilger

/s/ Robert L. Senkler	Chairman of the Board	February 8, 2016
Robert L. Senkler

/s/ Mary K. Brainerd	Director	February 8, 2016
Mary K. Brainerd

/s/ John W. Castro	Director	February 8, 2016
John W. Castro

/s/ Gary R. Christensen	Director	February 8, 2016
Gary R. Christensen

/s/ Sara H. Gavin	Director	February 8, 2016
Sara H. Gavin

/s/ Eric B. Goodman	Director	February 8, 2016
Eric B. Goodman

/s/ John H. Hooley	Director	February 8, 2016
John H. Hooley

/s/ Trudy A. Rautio	Director	February 8, 2016
Trudy A. Rautio

/s/ Bruce P. Shay	Director	February 8, 2016
Bruce P. Shay

/s/ Warren J. Zaccaro	Director	February 8, 2016
Warren J. Zaccaro